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                                                               Exhibit (a)(1)(B)

                                  ELECTION FORM

Vari-L Company, Inc.
4895 Peoria Street
Denver, Colorado 80239
Attn: Dannette Boyd

         I have received Vari-L Company, Inc.'s Offer to Exchange and Summary Term Sheet dated April 25, 2002, sent to employees holding options to purchase Common Stock of Vari-L Company, Inc. (the "Company" or "Vari-L") with an exercise price of $34.50 per share (each, an "Eligible Option Grant"), granted under its Tandem Stock Option and Stock Appreciation Rights Plan. Defined terms not explicitly defined herein, but defined in the Offer to Exchange, shall have the same definitions as in the Offer to Exchange.

         Pursuant to the terms of the Offer, I elect to have the Eligible Option Grant held by me, as specified below, cancelled in exchange for a right to receive a Replacement Option. I hereby agree that, unless I revoke my election before 12:00 midnight, U.S. Mountain Time, on May 23, 2002 (or a later expiration date if Vari-L extends the Offer), my election will be irrevocable, and if accepted by Vari-L, such surrendered Eligible Options will be cancelled in its entirety on May 23, 2002 (or a later expiration date if Vari-L extends the Offer). I understand that, subject to my continuous employment through the Replacement Option Grant Date, I will have the right to receive a Replacement Option to be granted on or after November 24, 2002.

[ ] I hereby elect to cancel, upon the terms and conditions stated in the Offer, the following Eligible Option Grants:

         -------------------------------------------------- -----------------------------------------------
                         OPTION GRANT DATE                         NUMBER OF SHARES TO BE EXCHANGED
         -------------------------------------------------- -----------------------------------------------

         -------------------------------------------------- -----------------------------------------------


         I agree to deliver to Vari-L the original stock option grant form for such option, upon request. I acknowledge that I will have no right to exercise all or any part of the cancelled option after the date of this election (unless I properly revoke this election), and that such option will be cancelled as of May 23, 2002 (or a later expiration date if Vari-L extends the Offer).

         I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Vari-L (except on an at will basis). I agree that Vari-L has made no representations or warranties to me regarding this Offer or the future pricing of Vari-L's stock, and that my participation in this Offer is at my own discretion.

         This Election Form may be delivered to Dannette Boyd at Vari-L's corporate headquarters in Denver, Colorado, by hand delivery, interoffice mail, or by facsimile to (303) 373-3868. If you have questions regarding the process for returning this Election Form, please contact Dannette Boyd at dboyd@vari-l.com or at (303) 371-1560 x448.


                                       1.
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         WAIVER OF LIABILITY: I agree to release the Company, its employees, officers, directors and agents from all claims and liabilities for any costs, taxes, losses or damages that I may incur resulting from my election to participate in this Offer. I understand that the release I am making only applies to claims related to events or occurrences existing on or before my execution of this form, and I further understand that this release expressly excludes all claims based upon allegations of fraud, gross negligence, intentional wrongful acts, willful violations of the law and violations of federal or state securities laws by the Company. I understand that the term costs, as used in this waiver, includes any costs arising out of, or relating to, participation in the Offer, including such costs as attorney's fees and other expenses incurred in litigating claims related to participation in the Offer and that the term damages, as used in this waiver, includes any damages related to claims or causes of action arising out of, or relating to, participation in the Offer, including personal economic losses or other liabilities related to, or resulting from, my decision to participate in the Offer, as such terms relate to claims otherwise within the scope of this release.

[ ]    I DO NOT accept the offer to exchange options

[ ] This Election Form is being submitted to replace a previously submitted Election Form or Notice of Withdrawal.

                                       Date:
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        Optionee Signature

Name:                                  Email Address:
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             (Please print)


                                       2.